EXHIBIT 10.10

                            PURCHASE AND SALE AGREEMENT

                                      between

                             CRESCENT RESOURCES, LLC,

                      a Georgia limited liability company,

                                        and

                 ISLANDS COMMUNITY BANK, NATIONAL ASSOCIATION,

                          a National Banking Association.

                         EFFECTIVE DATE: April 14, 2005

                                OKATIE CENTER
                           SOUTHERN COMMERCIAL TRACT

                           PURCHASE AND SALE AGREEMENT
                           ---------------------------

     THIS PURCHASE AND SALE AGREEMENT is dated as of the Effective Date specified in Article I below by and between the Seller and Buyer identified in Article I below.

                                 R E C I T A L S:

     WHEREAS, Seller is the owner of Okatie Center Phase 1B (the "Southern Commercial Tract") as more particularly described below; and

     WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller a lot within the Southern Commercial Tract on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                          ARTICLE I - GENERAL INFORMATION
                          -------------------------------

     The following general information is used throughout this Agreement:

     1.1     SELLER:             Crescent Resources, LLC, a Georgia limited
                                 liability company

     1.2     BUYER:              Islands Community Bank, National Association

     1.3     BUYER'S EIN:

     1.4     TITLE COMPANY:      Fidelity Title Insurance Company of New York

     1.5     COUNTY:             Beaufort County, South Carolina

     1.6     EFFECTIVE DATE:     March ___, 2005

     1.7     LOT:                Lot Number S-11 of Okatie Commercial Center
                                 South as more fully described in Exhibit A attached hereto.

     1.8     PURCHASE PRICE:     Six Hundred Twenty-five Thousand Dollars
                                 ($625,000.00).

     1.9     EARNEST MONEY:      Twenty-five Thousand Dollars ($25,000.00), plus
                                 an additional Twenty-five Thousand Dollars
                                 ($25,000.00) if this Agreement is not
                                 terminated prior to the end of the Inspection
                                 Period, as specified herein, together with all interest earned thereon (if any).


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     1.10    INSPECTION PERIOD:  The time period commencing on the Effective
                                 Date and ending at 5:00PM Eastern Time on the seventy-fifth (75th) day after the Effective Date. Buyer may exercise the option to terminate this Agreement as set forth in
                                 Section 6.3.2 hereof during the Inspection
                                 Period.

     1.11    CLOSING DATE:       Such date as specified by Buyer upon at least
                                 ten (10) day's prior written notice to Seller, but not later than thirty (30) days after the end of the Inspection Period.

     1.12    PLACE OF CLOSING:   At the office of Seller's attorneys on Hilton
                                 Head Island, South Carolina or at such other location upon which the parties may mutually agree.

     1.13    INTENDED USE:       Banking Facility

     1.14    BROKER:             Seaboard Commercial Properties, Inc.

     1.15    CO-BROKER:          The Dafuskie Company, Inc.

     1.16    SELLER'S NOTICE
             ADDRESS:            Crescent Resources, LLC
                                 400 South Tryon Street
                                 Suite 1300
                                 Post Office Box 1003
                                 Charlotte, North Carolina  28201-1003
                                 ATTN: Brooks R. Boyd
                                 Fax: (704) 382-1867

                                 with a copy to:

                                 Nexsen Pruet, LLC
                                 1441 Main Street, Suite 1500
                                 Columbia, South Carolina 29201
                                 ATTN:  Edward G. Menzie
                                 Fax: (803) 253-8277


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     1.17    BUYER'S NOTICE
             ADDRESS: Islands Community Bank, National Association 2348 Boundary Street
                                 Beaufort, SC 29902
                                 ATTN: William B. Gossett, President
                                 Fax:843-521-1849

                                 with a copy to:

                                 Louis Dore, Esquire
                                 Post Office Box 2478
                                 Beaufort, SC 29901
                                 Fax: 843-522-8050

     1.8     ESCROW AGENT:       Seaboard Commercial Properties, Inc.
                                 _______________________
                                 _______________________
                                 _______________________


                                ARTICLE II - DEFINITIONS
                                ------------------------

     The terms defined in Article I, whenever capitalized, shall have the meanings set forth in Article I. In addition to the terms defined elsewhere in this Agreement, the following capitalized terms shall have the meanings hereafter set forth:

     2.1 "AGREEMENT": This instrument, together with all exhibits, addenda, schedules, and proper amendments hereto.

     2.2 "CLOSING": The consummation of the transactions contemplated by this Agreement, including the transfer of the Property to Buyer and receipt of the Purchase Price by Seller.

     2.3 "CONTRACTS": All contracts and other agreements pertaining to the Property and the operation and maintenance thereof which are not to be terminated on or before the Closing, including without limitation, any contracts or agreements regarding governmental programs to which the Property may be enrolled or subjected.


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     2.4     "CURRENT FUNDS":  Wire transfer of current federal funds in accordance with wiring instructions to be provided by the designated recipient, or such other forms of immediately available funds as may be acceptable to the recipient.

     2.5 "DECLARATION" means that certain Declaration of Covenants, Conditions and Restrictions for Okatie Center Commercial Properties dated May 9, 1996, recorded in the Office of the Register of Deeds for Beaufort County, South Carolina in Book 863 at page 2078, as amended.

     2.6 "DEED": The Limited Warranty Deed to be delivered to Buyer at Closing in the form attached hereto as Exhibit C and made a part hereof.

     2.7 "EARNEST MONEY": The sum specified in Article above to be paid by Buyer to the Escrow Agent upon Buyer's and Seller's execution of this Agreement, together with all additional Earnest Money paid hereunder, and any interest accrued thereon.

     2.8 "ENVIRONMENTAL LAW": All federal, state or local laws, rules, regulations, governmental permits or other binding determinations of any governmental authority relating to or addressing the environment or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), 42 U.S.C. SS 9601, et seq, and the Resource Conservation and Recovery Act, as amended ("RCRA"), 42 U.S.C. SS 6901, et seq.

     2.9     "EFFECTIVE DATE":  As specified in Article I above.

     2.10 "GOVERNMENTAL REQUIREMENTS": All requirements or obligations imposed by any statute, rule, regulation, ordinance, common law or other action having the force of law of any state, county or local governmental body or quasi-governmental body having jurisdiction directly or indirectly over the Property, including Buyer's Intended Use.

     2.11 "HAZARDOUS MATERIALS": Any substance which is or contains (i) any "hazardous substance" as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA") or any regulations promulgated under CERCLA; (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA") or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable;
(vi) polychlorinated biphenyls; (vii) any additional substances or materials which is classified as hazardous or toxic under any Environmental Law.

     2.12    "INTENDED USE":    As specified in Article I subject to applicable
Governmental Requirements.


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
     2.13 "LEASES": All leases, licenses and occupancy agreements related to any portion of the Property including, without limitation, hunting leases, fishing lease, pine straw leases, or other leases of whatever kind and nature.

     2.14    "PARTY":  Either Buyer or Seller.

     2.15 "PERMITTED EXCEPTIONS": Those matters set forth in Exhibit B, subject to which title to the Property shall be conveyed to Buyer in accordance with Section 6.2, as supplemented in accordance with Section 6.2.3 hereof.

     2.16 "PLAT": The subdivision plat of Okatie Center, Phase 1B dated September 12, 1995, recorded in the Offices of the ROD for Beaufort County, South Carolina in plat book 58 at page 191 on December 30, 1996.

     2.17 "PROPERTY": The lot described in Exhibit A attached hereto, together with all and singular the tenements, rights, easements, hereditaments, rights of way, privileges, liberties, appendants and appurtenances now or hereafter belonging or in anywise appertaining to such Lot.

     2.18 "PURCHASE PRICE": The sum specified in Article above, payable in the manner set forth in Article IV hereof.

     2.19 "RELEASE": Any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material).

     2.20 "SURVEY": The boundary survey of the Property described in Section 6.1.2.

     2.21 "TITLE COMMITMENT": The commitment for Owner's Title Insurance Policy to be issued to Buyer in accordance with Section 6.1.1.

     2.22 "TITLE DOCUMENTS": The documents listed in the Title Commitment as exceptions to title to the Property.

     2.23 "TITLE POLICY": The ALTA form of Owner's Policy of Title Insurance to be issued pursuant to the Title Commitment.


                    ARTICLE III - AGREEMENT OF PURCHASE AND SALE
                    --------------------------------------------

     3.1 SALE OF THE PROPERTY. Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, transfer and assign to Buyer, and Buyer agrees to purchase and accept from Seller, the Property.

     3.2 TITLE EXCEPTIONS. The Property shall be conveyed subject only to the Permitted Exceptions.


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     3.3     DECLARATION.  The Property is subject to the Declaration and upon acceptance of the Deed, Buyer shall be deemed to have agreed to and be bound by all the terms and conditions of the Declaration, including the obligation to pay assessments to the Okatie Commercial Center Association, Inc.


                               ARTICLE IV - CONSIDERATION
                               --------------------------

     4.1 EARNEST MONEY DEPOSIT. Within two (2) business days after the Effective Date, and as a condition precedent to Seller's obligations under this Agreement, Buyer shall remit the initial amount set forth above as Earnest Money to the Escrow Agent in Current Funds. The Earnest Money shall be held by the Escrow Agent in an interest bearing money market account opened by the Escrow Agent with a national bank under Buyer's taxpayer identification number specified in Article I above. The party entitled to receive the Earnest Money shall also receive all interest accrued thereon after deducting the fees of the Escrow Agent (if any). The Escrow Agent shall disburse the Earnest Money as set forth in this Agreement. Unless Buyer elects to terminate this Agreement prior to the end of the Inspection Period as provided below, an additional Twenty-five Thousand Dollars ($25,000.00) shall be remitted to the Escrow Agent as additional Earnest Money within two(2) days after the end of the Inspection Period.

     Buyer's failure to timely pay any Earnest Money makes this Agreement voidable at Seller's option upon written notice to Buyer prior to the payment thereof.

     4.2 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be payable as follows:

             4.2.1 The Earnest Money shall be remitted by the Escrow Agent to Seller at Closing and applied to the Purchase Price.

             4.2.2 The balance of the Purchase Price (less the Earnest Money) shall be payable in Current Funds at Closing.


                    ARTICLE V - REPRESENTATIONS AND WARRANTIES;
                    -------------------------------------------
                                COVENANTS; SURVIVAL
                                -------------------

     5.1     OF AND BY SELLER.

             5.1.1 REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants to Buyer as set forth in this Section 5.1.1. These representations and warranties are made as of the date hereof and shall be deemed remade by Seller as of Closing, except that if subsequent to the date of this Agreement there occurs an event that prevents all such representations and warranties from remaining true and correct in all material respects, then Seller shall promptly provide written notice to Buyer of the event in question, whereupon the representations and warranties to be made at Closing shall be deemed modified accordingly, and Buyer shall have ten days after receipt of any such notice within which it may terminate this Agreement and receive the full refund of the Earnest Money.


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
                  5.1.1.1 LEGAL STATUS; BINDING AGREEMENT. Seller (a) is a limited liability company properly formed and validly existing under the laws of the State of Georgia duly qualified to transact business in the State of South Carolina and (b) has all requisite power and authority to own and convey the Property, to execute this Agreement and to fulfill Seller's obligations hereunder. Upon execution and delivery of this Agreement by both Parties, this Agreement shall constitute a binding agreement of Seller.

                  5.1.1.2 TITLE. To Seller's knowledge, Seller owns good and marketable title to the Property subject only to the Permitted Exceptions.

                  5.1.1.3 ENVIRONMENTAL MATTERS. Seller has not received written notice from any governmental agency or been made a party to any legal proceedings related to any violations or infractions of any Environmental Laws in regard to the Property, nor has Seller engaged in or caused the Release, placement, disposal or temporary or permanent storage of any Hazardous Material into or within the environment within, on or under the Property or in the vicinity thereof except as may be disclosed in this Agreement. No portion of the Property is listed or proposed for listing on the National Priorities List established by the United States Environmental Protection Agency or any other list purporting to identify properties posing the threat or existence of contamination by Hazardous Materials.

                  5.1.1.4 CONTRACTS. No Contracts shall exist as of the Closing.

                  5.1.1.5   LEASES.  No Leases shall exist as of the Closing.

                  5.1.1.6   ACCESS.   The Property has continuous access to U.S.
Highway 278 and South Carolina Highway 170 through the use of "Okatie Center Boulevard South " as shown on the Plat.

                  5.1.1.7   ZONING.   To Seller's knowledge, all portions of
the Property located in Beaufort County are currently zoned as a Planned Unit Development under the Development Standards Ordinance of Beaufort County in accordance with the Planned Unit Development Zoning Amendment for Okatie Center, dated September 22, 1994, as amended.

                  5.1.1.8 CONDEMNATION. Seller has no knowledge of and has received no written notice of any action or proceeding to condemn, or purchase in lieu thereof, all or any part of the Property.

                  5.1.1.9 MORTGAGES. No mortgage, deed of trust or other security instrument will encumber the Property or any portion thereof or any interest therein at the Closing.

             5.1.2 COVENANTS. Seller hereby covenants and agrees with Buyer that, subsequent to the date of this Agreement and until the Closing Date,
(a) Seller shall cause the Property to be maintained in the same condition as exists on the date hereof, except for casualty beyond Seller's reasonable control and except for condemnation, and (b) Seller shall not enter into any Contract, Lease or similar agreement pertaining to the Property which survives the Closing.


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
     5.2 OF AND BY BUYER. Buyer hereby covenants and agrees to indemnify Seller as set forth in this Section 5.2.

             5.2.1 INSPECTIONS. Buyer shall hold harmless, indemnify and defend Seller from and against any and all obligations, liabilities, claims, loss, cost or damage suffered or incurred by Seller (including but not limited to attorneys' fees, appellate attorneys' fees and costs of litigation) caused by or resulting from damage to property or injury to persons which arise from the inspections and examinations performed by or on behalf of Buyer pursuant to
Section 6.3. The provisions of this Section 5.2.1 shall not apply to any cost incurred by Seller, or any claim against Seller arising from the presence of any Hazardous Material on the Property, or the discovery of any environmental condition with respect to the Property. This section shall survive Closing or a termination of this Agreement.

             5.2.2 REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants to Seller as set forth in this section. These representations and warranties are made as of the date hereof and shall be deemed remade by Buyer as of Closing, except that if subsequent to the date of this Agreement but prior to Closing Date there occurs an event that prevents Buyer from accurately remaking any such representations and warranties as of Closing, the Buyer shall at Closing state in writing the basis for Buyer's inability to make such representations and warranties.

                  5.2.2.1 LEGAL STATUS: BINDING AGREEMENT. Buyer (a) is an entity duly organized and validly existing under the laws of the state referenced in Section 1.2 above; and (b) has all requisite power and authority to purchase and own the Property, to execute this Agreement and to fulfill Buyer's obligations hereunder. Upon execution and delivery of this Agreement by both Parties, this Agreement shall constitute a binding agreement of Buyer.


                       ARTICLE VI - DELIVERIES AND INSPECTIONS
                       ---------------------------------------

     6.1     TITLE COMMITMENT AND SURVEY.

             6.1.1 Within fifteen (15) days after the Effective Date, Seller shall obtailn Buyer a commitment from a national title insurance company for an Owner's Policy of title insurance on the Property, containing comprehensive, zoning, survey, public access and utility facility endorsements (the "Title Commitment").

             6.1.2 Buyer may cause the surveyor who prepared the surveys referenced in EXHIBIT A or an alternate surveyor selected by Buyer and reasonably approved by Seller to prepare an updated or new survey (the "Survey") of the Property. If a new Survey is desired, it shall be prepared in accordance with South Carolina Minimum Standards for boundary surveys and be provided by Buyer to Seller within the EARLIER of (i) forty-five (45) days from the Effective Date, and (ii) thirty (30) days prior to the Closing. The legal description of the Property contained on the Survey may be incorporated into EXHIBIT A to this Agreement and used in the Title Commitment, Deed and all other closing documents. If a new Survey is not obtained, the plat referenced in Exhibit A shall be utilized.


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     6.2     TITLE OBJECTIONS.

             6.2.1 If any exceptions appear in the Title Commitment other than the Permitted Exceptions, that Buyer reasonably determines are unacceptable to it or that would unreasonably interfere with Buyer's Intended Use of the Property, or that result in title to the Property not being marketable and insurable, then Buyer must, within thirty (30) days from the Effective Date, provide written notice to Seller and the Escrow Agent of such title objection(s). Buyer may not object to any Permitted Exceptions. If Buyer fails to disapprove an item reflected therein by written notice received by Seller and the Escrow Agent within thirty (30) days from the Effective Date, Buyer shall be deemed to have approved such item. Irrespective of the foregoing, if any matter first appears in the Survey that may give rise to a title objection as provided above, Buyer shall have fifteen (15) days from the date of receipt of the Survey to provide written notice to Seller and the Escrow Agent of such title objection(s).

             6.2.2 If Buyer gives written notice of title objections as specified in Section 6.2.1, Seller shall have thirty (30) days after receipt of such written notice to cure or remove all such title objections (other than any outstanding deeds of trust, deeds to secure debt, mortgages or similar security instruments affecting all or portions of the Property, all of which security instruments Seller shall cause to be satisfied or released of record at or before Closing). Seller hereby agrees to use its commercially reasonable efforts without expending more than two percent (2%) of the Purchase Price to cure or remove said objections on or before the time required hereunder. In the event Seller fails or refuses to cure or remove said objections within such period, then Buyer may pursue the following as its sole remedies: (a) terminate this Agreement, in which event the Earnest Money shall be returned immediately to Buyer; (b) cure any such title objection, provided, however, that any and all expenditures in connection with the same shall not exceed two percent (2%) of the Purchase Price, in which event, the Purchase Price shall be reduced by an amount equal to the actual cost and expense reasonably incurred by Buyer in connection with the curing of such title objections (subject to the foregoing monetary limitation); (c) accept title to the Property subject to such title objection; or (d) any combination of the above. In the event Buyer elects to cure such title objection pursuant to item (b) hereof, Buyer at its option, upon giving written notice to Seller, may extend the Closing Date until the curing of such title defect or thirty (30) days from and after the scheduled Closing Date, whichever shall first occur.

             6.2.3 If any notice of a title objection is not given as specified in Section 6.2.1 or title is otherwise accepted in accordance with
Section 6.2.2, and, thereafter, title is conveyed to Buyer, the Permitted Exceptions shall include all matters shown on the Title Commitment and Survey as to which the Property may be conveyed pursuant to this Section .

     6.3     INSPECTION AND TERMINATION RIGHTS.

             6.3.1 Buyer and Buyer's authorized agents or representatives shall be entitled to enter upon the Property during reasonable business hours and upon reasonable written notice to Seller, for the purpose of inspecting, examining and making tests upon the Property. Seller shall permit Buyer to have access to all plats, plans, studies, title information, title reports, zoning applications, and other material documents in Seller's possession related directly or indirectly to the Property; provided, however, that Seller makes no representation as to the accuracy or completeness of any such material.


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
             6.3.2 If for any reason Buyer determines, in its sole discretion, that the Property is not suitable for its Intended Purpose or that its development of the Property would not be feasible, Buyer may terminate this Agreement by giving notice to Seller prior to the end of the Inspection Period. Upon Buyer's giving of such notice, this Agreement shall terminate and the Escrow Agent shall return the Escrow Money to Buyer.


                           ARTICLE VII - "AS IS" CONDITION
                           -------------------------------

     7.1 NO WARRANTY. The Property shall be conveyed to Buyer in "AS IS" condition without any express or implied warranty as to the condition thereof. In addition, Seller shall have no liability to Buyer arising from the presence of any Hazardous Material on the Property, unless the Release of the Hazardous Materials was caused by Seller.

     7.2 NO COMMITMENTS; REPLATTING. Buyer agrees that Seller has made no representations or commitments of any nature as to the nature or extent of future development of the Southern Commercial Tract will proceed and Seller shall have no direct or indirect obligations as to future development. Buyer acknowledges and agrees that Seller has reserved the right to replat all or any part of the southern Commercial Tract other than the Property. Buyer agrees that it has not entered into this Agreement in reliance upon any recorded or unrecorded subdivision plat of Okatie Center and shall have no cause of action or claim of any kind against Seller should Seller, at its sole discretion, elect to replat Okatie Center other than the Property.


                           ARTICLE VIII - SPECIAL CONDITIONS
                           ---------------------------------

     The obligations of Seller and Buyer under this Agreement are conditioned upon the following:

     8.2 GENERAL CONDITIONS. Seller's obligation to sell the Property to Buyer and Buyer's obligation to purchase the Property from Seller, at the Closing, are subject to and conditioned upon (i) the other Party not being in default under this Agreement; (ii) the delivery by the appropriate Party of the items set forth in Section IX on the Closing Date; and (iii) the continued accuracy of all representations and warranties of the respective Party as initially set forth in Article V of this Agreement in all material respects. Either Party may waive any of the foregoing conditions precedent to the extent any such condition has not been fully satisfied upon written notice to the other Party, whereupon the Parties shall proceed with the Closing as specified in this Agreement.


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
                                 ARTICLE IX - CLOSING
                                 --------------------

     9.1 DATE AND PLACE OF CLOSING. Subject to the satisfaction or waiver of all conditions to either party's obligation to consummate the purchase and sale of the Property, the Closing shall take place on the Closing Date at the Place of Closing specified in Article above.

     9.2     ITEMS TO BE DELIVERED AT CLOSING.

             9.2.1 BY SELLER. At or prior to Closing, Seller shall deliver or cause to be delivered to Buyer, through escrow or directly to Buyer, each of the following items:

                  9.2.1.1 The Deed, suitable for recording, conveying title to the Property to Buyer, subject only to the Permitted Exceptions, in substantially the form of Exhibit C;

                  9.2.1.2 Evidence of Seller's authority to consummate this transaction;

                  9.2.1.3 Any reasonable and customary certificates and affidavits that may be required in the normal course by the Escrow Agent to remove all printed exceptions from the Title Policy, duly executed by Seller; provided, however, that Seller shall not expand Seller's exposure to liability related to title or other matters beyond that set forth in this Agreement or otherwise existing under applicable law; and

                  9.2.1.4 A Non-foreign Certification of Entity Transferor from Seller or other evidence satisfying the requirements of Section 1445 of the Internal Revenue Code and an Affidavit required pursuant to S.C. Code
Section 12-9-510, et seq. and S.C. Revenue Ruling 90-3 confirming that Seller is a "deemed resident" of South Carolina..

             9.2.2 BY BUYER. At or prior to Closing, Buyer (or its assignee pursuant to Section 12.2 hereof) shall deliver to Seller, or cause to be delivered to Seller, through escrow or directly to Seller, each of the following items:

                  9.2.2.1   The balance of the Purchase Price in Current Funds;

                  9.2.2.2 Evidence of Buyer's authority to consummate this transaction; and

                  9.2.2.3 Any customary certificates and affidavits that may be required in the normal course by the Title Company, in form and substance satisfactory to the Escrow Agent, duly executed by Buyer.

             9.2.3 THE ESCROW AGENT. The Escrow Agent shall deliver the Earnest Money and all interest accrued thereon to Seller.


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                   ARTICLE X - CLOSING COSTS AND PRORATIONS
                   ----------------------------------------

     10.1 CLOSING COSTS. Seller and Buyer shall each pay their respective attorneys' fees. Seller shall pay any and all transfer fees, documentary stamps, deed recording fees and other similar sums due in connection with the delivery and recording of the Deed. Seller shall pay the costs of obtaining the Title Commitment. Buyer shall pay the costs of the Title Policy and Survey.

     10.2 PRORATIONs. Ad valorem taxes and Okatie Commercial Center Association, Inc. Annual Assessments shall be appropriately prorated on a per diem basis as of the Closing Date. If the Property is not separately assessed, taxes and assessments for land shall be prorated on an acreage basis. All roll back taxes for the current year and all prior years shall be paid by Seller.
If tax bills for the year in which the Closing takes place are not available, the pro ration shall be estimated based upon the prior years tax bill and adjustment promptly made when the tax bill for the year in which the Closing occurs becomes available.


                       ARTICLE XI - DEFAULTS AND REMEDIES
                       ----------------------------------

     11.1 SELLER'S DEFAULT: BUYER'S REMEDIES. In the event of any default by Seller under this Agreement which remains uncured for a period of more than ten (10) days after the written notice of default is given by Buyer to Seller, the Buyer may elect to pursue one of the following options: (a) give notice to Seller and the Escrow Agent terminating Buyer's obligation to purchase the Property, in which event the Earnest Money shall be immediately refunded to Buyer and Seller shall reimburse Buyer for all reasonable direct out-of-pocket costs and expenses incurred by Buyer in pursuing the transaction which is the subject of this Agreement, not to exceed five percent (5%) of the Purchase Price; or (b) Buyer may seek specific performance of this Agreement.

     11.2 BUYER'S DEFAULT: SELLER'S SOLE REMEDIES. In the event of any default by Buyer under this Agreement which continues beyond the applicable grace period set forth below, if any, Seller may give written notice to Buyer and the Escrow Agent of the declaration of a default pursuant to this Section 11.2, in which event the Buyer's right to purchase the Property and the Seller's obligation to sell the Property shall be terminated, and the Escrow Agent shall immediately pay the Earnest Money to Seller as liquidated damages, which shall be Seller's sole and exclusive remedy arising out of Buyer's default. In the event of any default by Buyer under this Agreement, other than a failure to consummate the subject transaction by the Closing Date, Buyer shall have ten
(10) days after written notice of default from Seller to Buyer as a grace period to cure the subject default; provided, however, that there shall be no grace period granted to cure a default of Buyer to consummate the subject transaction by the Closing Date. In addition, upon termination of this Agreement as a result of a default by Buyer hereunder, Buyer shall immediately deliver to Seller all information, data, studies and tests regarding the Property in its possession or control, including, without limitation, studies, tests and other results of the studies and tests, surveys, land plans, the Title Commitment and the Title Documents; provided, however, that Buyer makes no representations as to the accuracy of any such materials.

     11.3    RETURN OF EARNEST MONEY UNDER OTHER CIRCUMSTANCES.   In the event
this Agreement is terminated by either party as a result of any right of termination expressly set forth in this Agreement, the Earnest Money shall be promptly remitted to Buyer by the Escrow Agent.


                         ARTICLE XII - MISCELLANEOUS PROVISIONS
                         --------------------------------------

     12.1    BROKER'S COMMISSION.

             12.1.1 Seller represents to Buyer that, except for the Broker, who has entered into a separate fee arrangement with Seller, Seller has not authorized any broker or finder to act on Seller's behalf in connection with the sale and purchase hereunder and that Seller has not dealt with any other broker or finder purporting to act on behalf of any other party. Seller agrees to indemnify and hold harmless Buyer from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Seller or on Seller's behalf with or any broker or finder in connection with this Agreement or the transaction contemplated hereby. Seller shall be solely responsible for any commission due to the Broker in connection with this transaction.

             12.1.2 Buyer represents to Seller that, except for the Broker, Buyer has not dealt with any broker or agent or authorized any broker or finder to act on Buyer's behalf in connection with the sale and purchase hereunder and that Buyer has not dealt with any broker or finder purporting to act on behalf of any other party. Buyer agrees to indemnify and hold harmless Seller from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Buyer or on Buyer's behalf with any broker or finder except for the Broker in connection with this Agreement or the transaction contemplated hereby.

     12.2 ASSIGNMENT. Buyer may not assign Buyer's rights under this Agreement without Seller's prior written consent, which consent may not be unreasonably withheld. Notwithstanding the foregoing, Buyer may assign its rights to an entity that is controlled by Buyer or in which Buyer has a direct or indirect financial interest, so long as such entity expressly assumes by written instrument all of Buyer's obligations arising under this Agreement;
and in the event of such assignment, the assignee shall be the sole party responsible for Buyer's obligations arising under this Agreement and Buyer shall be relieved of any and all such obligations except indemnification obligations set forth in Section 5.2.1 hereof.

     12.3    CONDEMNATION AND CASUALTY.

             12.3.1 CONDEMNATION. In the event that all or any "substantial portion" of the Property shall be taken in condemnation or by conveyance in lieu thereof or under the right of eminent domain after the Effective Date and before the Closing Date, Buyer may, at its option, terminate this Agreement by written notice thereof to Seller within ten (10) days after Seller notifies Buyer of the condemnation, in which event Buyer shall receive an immediate refund of the Earnest Money. In the event Buyer fails to timely deliver written notice of termination as described above, it shall be deemed to have elected to proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall deliver to Buyer at the Closing any proceeds actually received by Seller attributable to the Property from such condemnation or eminent domain proceeding or conveyance in lieu thereof or assign to Buyer Seller's rights to such proceeds and there shall be no reduction in the Purchase Price. For purposes of this Section, a taking shall involve a "substantial portion" of the Property if (a) the property to be taken is more than five percent (5%) of the total acreage in size, or (b) the loss of the property to be taken would interfere with the access to the remaining portions of the Property or (c) the loss of the property to be taken would materially interfere with the development of the remaining Property. If the taking does not involve a "substantial portion" of the Property, as herein defined, then Buyer shall be obligated to close the transaction contemplated herein according to the terms hereof, notwithstanding such taking, and Seller shall deliver to Buyer at Closing any and all awards or consideration attributable to such taking, and there shall be no reduction in the Purchase Price.

             12.3.2 CASUALTY. The Property is undeveloped land with only pre-merchantable timber and Buyer shall assume all risks of casualty loss, which shall not affect the obligations of the Parties hereunder.

     12.4 NOTICES. Any notice, approval, waiver, objection or other communication (for convenience, referred herein as a "notice") required or permitted to be given hereunder or given in regard to this Agreement by one party to the other shall be in writing and the same shall be given and be deemed to have been delivered, served and given (a) if delivered in person, via courier, or by facsimile when received by the person to whom written notice is given, or (b) if mailed, (except where actual receipt is specified in this Agreement) five (5) days after deposit in the United States mail, postage prepaid, by certified mail, return receipt requested, addressed to the party at the address specified in Article above. Any party may change its address for notices by written notice theretofore given in accordance with this Section
12.4 and shall be deemed effective only when actually received by the other party. All notices required under the terms of this Agreement to be given to any Party by another shall be given to all other Parties, including the Escrow Agent at the address shown below its signature on the Joinder Page hereof.

     12.5 ENTIRE AGREEMENT. This Agreement and the Exhibits attached hereto constitute the entire agreement between Seller and Buyer, and there are no other covenants, agreements, promises, terms, provisions, conditions, undertakings, or understandings, either oral or written, between them concerning the Property other than those herein set forth. No subsequent alteration, amendment, change, deletion or addition to this Agreement shall be binding upon Seller or Buyer unless in writing and signed by both Seller and Buyer.

     12.6 HEADINGS/REFERENCES. The headings, captions, numbering system, etc. are inserted only as a matter of convenience and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. All references to Articles, Sections, Schedules and Exhibits shall refer to those appurtenant to this Agreement unless otherwise specified.

     12.7 BINDING EFFECT. All of the provisions of this Agreement are hereby made binding upon the personal representatives, heirs, successors, and assigns of both parties hereto. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "heirs, executors, administrators and assigns" shall include "successors, legal representatives and assigns."

     12.8 TIME OF ESSENCE. Time is of the essence in each and every provision of this Agreement.

     12.9 UNENFORCEABLE OR INAPPLICABLE PROVISIONS. If any provision hereof is for any reason unenforceable or inapplicable, the other provisions hereof will remain in full force and effect in the same manner as if such unenforceable or inapplicable provision had never been contained herein, unless such unenforceable provision materially affects any material covenants set forth herein.

     12.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical. Signature pages may be assembled to create a fully executed document.

     12.11 APPLICABLE LAW. This Agreement shall be construed under and in accordance with the internal laws of the State of South Carolina without regard to principles of conflicts of laws.

     12.12 AUTHORITY. Each person executing this Agreement, by his execution hereof, represents and warrants that he is fully authorized to do so, however, the parties will cooperate in providing appropriate proof to the other party of the authority of the signing person to bind the party.

     12.13 FURTHER ASSURANCES. In addition to the acts and deeds recited herein and contemplated to be performed at the Closing, Seller and Buyer agree to perform such other acts, and to execute and deliver such other instruments and documents as either Seller or Buyer, or their respective counsel, may reasonably require in order to effect the intents and purposes of this Agreement. Further, Seller and Buyer each agree to deliver to the Escrow Agent such affidavits and other documents as may reasonably be necessary or required to enable the Escrow Agent to issue the Title Policy as contemplated in this Agreement.

     12.14 TIME PERIODS. Unless otherwise expressly provided herein, all periods for delivery or review and the like shall be determined on a "calendar" day basis. If any date for performance, approval, delivery or Closing falls on a Saturday, Sunday or legal holiday (state or federal) in the State of South Carolina, the time therefor shall be extended to the next business day.

     12.15 NO RECORDING. Seller and Buyer agree that this Agreement shall not be filed of record in the public records of Beaufort County. At the request of Buyer, Seller and Buyer shall execute and record an appropriate memorandum of this Agreement in the public records for Beaufort County. However, if this Agreement is terminated, the memorandum shall promptly be canceled of record by the parties.

     12.16 INTERPRETATION. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or in any amendments or exhibits thereto.

     12.17 NO THIRD PARTY BENEFICIARY. The provisions of this Agreement are for the exclusive benefit of the Seller and Buyer hereto and no other party shall have any right or claim against the Seller and Buyer, or either of them, by reason of those provisions or be entitled to enforce any of those provisions against the Seller and Buyer hereto, or either of them.

     12.18 PROVISIONS TO SURVIVE CLOSING. Any and all of the provisions of this Agreement which require or provide for the performance or liability of either party hereto following the Closing, shall survive the Closing and the delivery of the Deed to Buyer. Unless otherwise specified herein, all representations and warranties shall survive the Closing only for a period of 180 days.

     12.19 KNOWLEDGE. The terms "to Seller's knowledge" or "known to Seller" as utilized in this Agreement requires the actual knowledge of Fred A. Byers, or Brooks R. Boyd, executive officers of Seller, and no knowledge of any other persons associated with Seller shall satisfy such requirement.

     12.20   ESCROW AGENT.   The parties acknowledge and agree that in the event
of any dispute concerning the Earnest Money, the Escrow Agent shall have the right to interplead with the Circuit Court in and for Beaufort County all or any portion of the Earnest Money received by it pursuant to this Agreement. The Escrow Agent shall have no liability with regard to any duty under this Agreement nor be responsible for loss of any monies held by it except in the event of gross negligence or willful and intentional misconduct on the part of the Escrow Agent.


                       ARTICLE XIII - SPECIAL CONDITIONS
                       ---------------------------------

     13.1 SPECIAL CONDITIONS. Anything to the contrary contained in this Agreement notwithstanding, the additional provisions contained in this Article XIII shall be applicable to the transaction which is the subject of this Agreement.

     13.2 GROCERY STORE RESTRICTION. At Seller's option, Seller shall be entitled to place a restrictive covenant in the Deed which reads as follows:
No portion of the Property shall be used for the operation of a "grocery store", unless prior written consent of Seller is obtained (which may be granted or withheld in the sole discretion of Seller). The term "grocery store" means any retail facility containing more than 20,000 square feet in which a substantial portion of the facility's revenues are anticipated to be generated from the sale of food, beverages and other products normally sold in neighborhood grocery stores.

     13.3 DRUG STORE RESTRICTION. Seller shall be entitled to place a restrictive covenant in the Deed which prohibits use of the Property for the operation of a "drug store". The term "drug store" means any store used for a prescription pharmacy or for any other purposes requiring a qualified pharmacist or other person authorized by law to dispense medical drugs, directly or indirectly, for a fee or remuneration of any kind; provided, however, that this restriction shall not apply to any supermarket occupying in excess of 40,000 square feet of floor space.

     13.4    APPROVAL RIGHTS RELATED TO HEALTHCARE SERVICES.   In accordance
with the Healthcare Service Restrictions (the "Healthcare Restrictions") set forth in EXHIBIT B, Item 2, various Healthcare Services (as defined therein) are prohibited or restricted within Okatie Center. Seller shall be entitled to retain for the benefit of the Southern Commercial Tract of Okatie Center all exclusions from the Healthcare Restrictions and no portion of the Property shall be permitted to be utilized for Healthcare Services unless (i) undertaken in compliance with the Healthcare Restrictions; and (ii) the prior written consent of Seller is obtained, which consent may be granted or withheld in Seller's sole and absolute discretion.

     13.5 ADDITIONAL DEED RESTRICTIONS. Seller shall be entitled to place use and other restriction in the Deed as set forth in Exhibit C attached hereto.

     DATED as of the Effective Date specified in Article .

                                  SELLER:
                                  CRESCENT RESOURCES, LLC, a Georgia limited liability company


April 14, 2005
----------------------------
Date Signed by Seller             By: /s/Christian C. Hack
                                      ----------------------------------
                                  Its: Vice President
                                       ---------------------------------

                                  BUYER:
                                  ISLANDS COMMUNITY BANK, NATIONAL ASSOCIATION


April 12, 2005
----------------------------
Date Signed by Buyer              By: /s/William B. Gossett
                                      ----------------------------------
                                  Its: President
                                       ---------------------------------

                              JOINDER OF ESCROW AGENT
                              -----------------------

     The Escrow Agent executes this Agreement for the sole purpose of acknowledging receipt of the Earnest Money and to agree to serve as escrow agent with respect to the Earnest Money and closing in accordance with this Agreement.


                                  SEABOARD COMMERCIAL PROPERTIES, INC
                                  By: /s/William B. McGill
                                      -----------------------------------
Date Signed: April 21, 2005       Title: B.I.C.
                                         --------------------------------

                                SCHEDULE OF EXHIBITS
                                --------------------

Legal Description of Lot                                Exhibit A
Permitted Title Exceptions                              Exhibit B
Form of Deed                                            Exhibit C

                                      EXHIBIT A
                                      ---------

                            LEGAL DESCRIPTION OF THE PROPERTY

     All that lot, piece or parcel of land, situate, lying and being in the County of Beaufort, State of South Carolina, containing 1.25 acres and known and designated as Lot S-11 on a Subdivision Plat of Okatie Center-Phase 1B, by Thomas & Hutton Engineering, Co., dated September 12, 1996, and recorded in the Beaufort County ROD Office in Plat Book 58, page 191, reference to which plat is hereby craved for a more fully and complete description.

     TMS#  R 603-021-000-067-000

DERIVATION: Deed of The Branigar Organization, Inc. to Crescent Resources, Inc. dated December 10, 1996 recorded in the Office of the ROD in Book 907 at page 837.

                                     EXHIBIT B
                                     ---------

                               PERMITTED TITLE EXCEPTIONS

1. Ad valorem taxes for the current year, which are a lien, but not yet due and payable, and taxes for subsequent years.

2. Any and all assessments and charges due any private or public service district within which the subject property is situate for the current year and subsequent years, a lien not yet due and payable.

3. Interests created by, or limitations on use imposed by, the Federal Coastal Zone Management Act or other federal law or by SC Code, Chapter 39, Title 48, as amended, or any regulations promulgated pursuant to said state or federal laws.

4. Quit claim documents to Beaufort-Jasper Water Authority for 40' utility easement as shown in instruments recorded in the Office of the ROD for Beaufort County in ORB 738 at Pages 2602 and 2597.

5. Agreement of Restrictive Covenants as shown in instrument recorded in ORB 689 at page 2179.

6. Declaration instrument recorded in ORB 863 at Page 2078, in ORB 689 at Page 2187, and in ORB 701 at Page 1425, as further amended.

7. Healthcare Services Restrictions set forth in that certain Supplement to Declaration recorded in record ORB 911 at page 951, including granting enforcement rights to all parties named therein.

8.     All zoning ordinances and other Governmental Requirements.

9. Those matters set forth in the Agreement which survive the Closing. Reference may be made in the Deed or an appropriate memorandum (which shall be recorded at the time of Closing) to any such obligation which is intended to be binding on subsequent owners of any portion of the Property.

10.    Possible obligations to first offer merchantable timber to International
       Paper, successor to 	Union Camp Corporation, if owner desires to sell
       timber.  (This exception, if any, will be 	documented within thirty
        (30) days from the Effective Date.)

11. Rights of Okatie Center Commercial Association, Inc. to continue to maintain all portions of the storm water drainage system serving Okatie Commercial Center Phase 1-B which currently exist on the Property, if any, as shall be shown on the Survey. In the event any such encroachment is determined to exist, an appropriate easement shall be reserved in the Deed and/or an appropriate easement shall be granted to the subject association prior to the Closing. The form and substance of the easement shall be subject to Buyer's approval, with such approval not to be withheld unreasonably.

12. All exceptions and conditions not listed above but otherwise set forth in Owners Title Insurance Policy #41-0246-106 issued December 27, 1996 by Chicago Title Insurance Company.


13.    The drug store restriction imposed pursuant to that certain Exclusive
       Use Agreement, dated February 19,2004 between Crescent Resources, LLC and MD/CP-Okatie, LLC, recored in ORB 01913 at page 2458.

                                     EXHIBIT C
                                     ---------

                                    Form of Deed

STATE OF SOUTH CAROLINA       )
                              )     LIMITED WARRANTY DEED
COUNTY OF BEAUFORT            )     (with Restrictive Covenants)

     KNOW ALL MEN BY THESE PRESENTS that the undersigned CRESCENT RESOURCES,

LLC, a Georgia limited liability company (f/k/a Crescent Resources, Inc.),

(hereinafter referred to as the "Grantor"), in consideration of the sum of Six

Hundred Twenty-Five Thousand and No/100 Dollars  ($625,000.00), to it well and truly paid at and before the sealing and delivery hereof (the receipt of such sum being hereby acknowledged) by ISLANDS COMMUNITY BANK, NATIONAL ASSOCIATION

(hereinafter referred to as the "Grantee"), whose mailing address is as hereinafter set forth, subject to the Permitted Exceptions and Restrictions set forth below, has granted, bargained, sold, and released, and by these presents does grant, bargain, sell, and release unto the Grantee the following (the

"Premises"):

     All that certain real property containing 1.25 acres, more or less, known as Lot S-11 of Okatie Center Phase IB, which is more fully described in Exhibit A attached hereto.

     ASSESSOR'S TAX MAP REFERENCE:  R [603-021-000-067-0000]
     ----------------------------

     GRANTEE'S MAILING ADDRESS:  For the purpose of this instrument, the mailing
     -------------------------
address of the Grantee is:

     Islands Community Bank, National Association
     2348 Boundary Street
     Beaufort, SC 29902

     TOGETHER WITH ALL AND SINGULAR the rights, members, hereditaments and appurtenances to the said Premises belonging, or in anywise incident or appertaining.

     THE PREMISES ARE CONVEYED IN "AS IS" CONDITION AND SUBJECT TO THE FOLLOWING

(the "Permitted Exceptions"):

      (i) Ad valorem taxes for 2005 and subsequent years, a lien but not yet due and payable;

      (ii) Matters affecting title to the Premises as shown on the Subdivision Plat described in EXHIBIT A (the "Plat") or which would be shown on a current accurate survey of the Premises;

      (iii) Easements, covenants, restrictions and conditions of record, including that certain Declaration of Covenants Conditions and Restrictions for Okatie Center Commercial Properties dated as of May 9, 1996, recorded in the Office of the ROD in Book 863 at page 2078, and amended in ORB 701 at Page 1425 and as further amended and supplemented (the "Declaration");

      (iv) That certain 20 foot "Draining Easement" as shown on the Plat located along the northern side of the Premises for the installation, utilization, maintenance and ongoing operation of components of the storm water drainage system for Okatie Center Phase 1B (the Southern Commercial Tract), which easement has been conveyed to Okatie Center Commercial Association, Inc. as part of the Common Area (as defined in the Declaration) of Okatie Center.

      (v) All zoning, subdivision, land use and other laws, regulations and ordinances applicable to the Crescent Property.

      (vi) Any and all assessments and charges due any private or public service district within which the subject property is situate for the current year and subsequent years, a lien not yet due and payable.

      (vii) Quit claim documents to Beaufort-Jasper Water Authority for 40' utility easement as shown in instruments recorded in the Office of the ROD for Beaufort County in ORB 738 at Pages 2602 and 2597.

      (viii) Agreement of Restrictive Covenants as shown in instrument recorded in ORB 689 at Page 2179..

      (ix) Healthcare Services Restrictions set forth in that certain Supplement to Declaration recorded in record ORB 911 at page 951, including granting enforcement rights to all parties named therein.

      (x) Rights of Okatie Center Commercial Association, Inc. to continue to maintain and utilize all portions of the storm water drainage system serving OKATIE COMMERCIAL CENTER Phase 1-B which currently exist on the Property .

      (xi) The drug store restriction imposed pursuant to that certain Exclusive Use Agreement, dated February 19,2004 between Crescent Resources, LLC and MD/CP-Okatie, LLC, recored in ORB 01913 at page 2458.

     In accepting this Deed, Grantee for itself, its successors and assigns, accepts and agrees to be bound by all provisions of the Declaration.

     The Premises are conveyed subject to the following restrictive covenants (the "Restrictions") which shall run with the land for the benefit of the Grantor, its successors and assigns, and be binding on the Grantee, its successors and assigns:

     (i) No building shall be constructed on the Premises that contains more than one (1) story or exceeds thirty-six feet (36') in height, including false facades, if any;

     (ii) The total floor area of all buildings on the Premises shall not exceed 20,000 square feet;

     (iii) There shall be constructed on the Premises, prior to opening for business or commencing any other use thereon, and maintained thereon at all times, at least four (4) full size parking spaces for each 1,000 square feet of the area of the buildings on the Premises;

     (iv) No more than 4,500 square feet of sales floor area within the buildings on the Premises (including one-half of the aisle area adjacent to any display area) may be used for the display for sale for off-premises consumption of groceries, produce, dairy products, meats, wine or beer, or bakery products, or any of the foregoing.

     (v) No portion of the Premises shall be used for the operation of a "drug store" unless prior written consent of Grantor is obtained. In addition, as long as a national drug store chain is operating a drug store on Lot S-9 of Okatie Center-Phase IB, the owner of said lot shall also be entitled to enforce this restriction and no release of this restriction shall be effective without said owner's written consent. This restriction is imposed pursuant to that certain Exclusive Use Agreement, dated February 19, 2004, recorded in the Offices of the ROD for Beaufort County in Book 01913 at page 2458 and the rights of the owner of Lot S-9 as to this restriction shall be gorerned by said agreement. The term "drug store" means any store used for a prescription pharmacy or for any other purposes requiring a qualified pharmacist or other person authorized by law to dispense medical drugs, directly or indirectly, for a fee or remuneration of any kind; provided, however, that this restriction shall not apply to any supermarket occupying in excess of 40,000 square feet of floor space.

     (vi) In accordance with the Healthcare Service Restrictions (the "Healthcare Restrictions") set forth in that certain Supplement to Declaration recorded in record Book 911 at page 951, various Healthcare Services (as defined therein) are prohibited or restricted within Okatie Center. Grantor shall be entitled to retain for the benefit of its remaining real property within the Southern Commercial Tract of Okatie Center all exclusions from the Healthcare Restrictions and no portion of the Property shall be utilized for Healthcare Services unless (i) undertaken in compliance with the Healthcare Restrictions; and (ii) the prior written consent of Grantor is obtained, which consent may be granted or withheld in Grantor's sole and absolute discretion.

     Subject to contractual obligations of Grantor, the Restrictions may be waived by Grantor, in whole or in part, in its sole and absolute discretion pursuant to a written waiver agreement recorded of record and indexed in the grantor index in the name of grantor .Grantor may enforce the Restrictions by an appropriate action at law or in equity and shall be entitled to obtain injunctive relief. If any action is commenced to enforce the Restrictions, Grantor shall be entitled to recover reasonable attorneys fees and all other direct out-of-pocket costs of such action from the person or entity owning the Premises at the time of the violation which is the subject of the action. In accepting this Deed, the Grantee for itself and its successors and assigns, agrees to be bound hereby.

     TO HAVE AND TO HOLD, subject to the foregoing, all and singular, the

Premises unto the Grantee, its successors and assigns forever;

     SUBJECT TO THE FOREGOING, the Grantor does hereby bind itself, its successors and assigns, to warrant and forever defend all and singular the

Premises unto the Grantee, its successors and assigns, against the Grantor and against the Grantor's successors and assigns, but no others.

     EXECUTED AND DELIVERED to be effective as of the _____ day of ____________, 2005.

SIGNED, SEALED AND DELIVERED            GRANTOR:

IN THE PRESENCE OF:                     CRESCENT RESOURCES, LLC, a Georgia
                                        limited liability company

____________________________
WITNESS
                                        By: ___________________________________
                                        Name: _________________________________
____________________________            Title: ________________________________
WITNESS

STATE OF ________________         )
                                  )                   ACKNOWLEDGMENT
COUNTY OF ____________________    )

     I ____________________________, a Notary Public for _____________________,
do hereby certify that Crescent Resources, LLC, a Georgia limited liability company by ____________________________________ personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

     WITNESS my hand and seal this _________ day of ____________________, 2004.


________________________________ (L.S.)
Notary Public for _______________
My commission expires: ____________________

This Deed prepared by:  Edward G. Menzie, Nexsen  Pruet, LLC,

Post Office Box 2426, Columbia, South Carolina 29202   Telephone: (803) 771-8900

                                     EXHIBIT A

                                PROPERTY DESCRIPTION

     All that lot, piece or parcel of land, situate, lying and being in the County of Beaufort, State of South Carolina, containing 1.25 acres and known and designated as Lot S-11 on a Subdivision Plat of Okatie Center-Phase 1B, by Thomas & Hutton Engineering, Co., dated September 12, 1996, and recorded in the Beaufort County ROD Office in Plat Book 58, page 191, reference to which plat is hereby craved for a more fully and complete description.

     TMS#  R [603-021-000-067-000]

DERIVATION: Deed of The Branigar Organization, Inc. to Crescent Resources, Inc. dated December 10, 1996 recorded in the Office of the ROD in Book 907 at page 837.

                                   FIRST AMENDMENT
                                   ---------------

     This is the First Amendment to the Contract of Sale dated April 14, 2005, between CRESCENT RESOURCES, LLC ("Seller") and ISLANDS COMMUNITY BANK, NA ("Purchaser"). Seller and Purchaser agree and acknowledge that:

     Paragraph 1.10 titled "Inception Period" on page 3, shall be replaced with the following:

          "The time period commencing on the Effective Date and ending at 5:00 PM Eastern Time on the 105th day after the Effective Date. Buyer may exercise the option to terminate this Agreement as set forth in
     Section 6.3.2 hereof during the Inspection Period."

     All other paragraphs of the Contract will remain the same.

WITNESS:                    SELLER:

                            CRESCENT RESOURCES, LLC

/s/Witness                  /s/Christian C. Hack                 June 28, 2005
------------------------    ----------------------------------   --------------
                            Christian C. Hack, Vice President    Date

                            PURCHASER:

                            ISLANDS COMMUNITY BANK, N.A.

/s/John Perrill             /s/William B. Gossett                June 28, 2005
------------------------    ----------------------------------   --------------
                            William Gossett, President           Date

                                   SECOND AMENDMENT
                                   ----------------

     This is the Second Amendment to the Contract of Sale dated April 14, 2005, between CRESCENT RESOURCES, LLC ("Seller") and ISLANDS COMMUNITY BANK, NA ("Purchaser"). Seller and Purchaser agree and acknowledge that:

     Paragraph 1.10 titled "Inception Period" on page 3, shall be replaced with the following:

          "The time period commencing on the Effective Date and ending at 5:00 PM Eastern Time on the 135th day after the Effective Date. Buyer may exercise the option to terminate this Agreement as set forth in
     Section 6.3.2 hereof during the Inspection Period."

     All other paragraphs of the Contract will remain the same.

WITNESS:                    SELLER:

                            CRESCENT RESOURCES, LLC

/s/Dale Levine              /s/Christian C. Hack                 July 28, 2005
------------------------    ----------------------------------   --------------
                            Christian C. Hack, Vice President    Date

                            PURCHASER:

                            ISLANDS COMMUNITY BANK, N.A.

/s/Patsy Marsh              /s/William B. Gossett                July 28, 2005
------------------------    ----------------------------------   --------------
                            William Gossett, President           Date